News Release

ASCENA RETAIL GROUP, INC. REPORTS FIRST QUARTER RESULTS AND PROVIDES GUIDANCE FOR SECOND QUARTER OF FISCAL 2018;

FIRST QUARTER GAAP EPS OF $0.03; NON-GAAP ADJUSTED EPS OF $0.11;
COMPARABLE SALES DOWN 5%

MAHWAH, NJ - (BUSINESS WIRE) - December 4, 2017 - ascena retail group, inc. (NASDAQ - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal first quarter ended October 28, 2017. For the first quarter of Fiscal 2018, the Company reported GAAP earnings of $0.03 per diluted share compared to GAAP earnings of $0.07 per diluted share in the year-ago period. The decrease was primarily driven by the comparable sales decline of 5%. For the first quarter of Fiscal 2018, the Company reported non-GAAP adjusted earnings of $0.11 per diluted share compared to non-GAAP adjusted earnings of $0.18 per diluted share in the year-ago period.

David Jaffe, Chief Executive Officer of ascena retail group, inc., commented, “Our first quarter adjusted earnings per share of 11 cents was in the middle of our guidance range, but represented a disappointing quarter. We were unable to capitalize on the improving macro traffic environment due to fashion missteps that we cannot afford in today's environment. We continue to deliver double-digit transaction growth in our direct channel, but must improve our overall level of merchandising execution. Our move to create the ascena Brands structure in August was made specifically to strengthen product execution and comp sales performance, and we are working aggressively to fully transition to this new structure.”

Jaffe continued, “All of our enterprise transformation cost takeout workstreams remain on plan, and we are currently deploying the first phase of our new merchandise planning capabilities. We will continue to roll-out advanced capabilities in merchandise planning and marketing over the next 12 to 18 months, and we expect these capabilities will provide meaningful support to both the top line and gross margin rate.”

Jaffe concluded, “Our liquidity position remains strong, and we have the needed financial flexibility to complete the remaining components of our transformation program, which will see the Company emerge as a much more agile, capable competitor. We continue to evaluate all options to create and sustain shareholder value, including new growth channels and portfolio opportunities. While we were not pleased with this quarter's performance on the top line, we believe the capabilities we are building and the expense efficiencies we are driving will support significant flow-through as we improve our overall merchandise execution.”

Fiscal First Quarter Results - Consolidated

Overview
The current and prior year results include restructuring and other related charges incurred under the Company's Change for Growth program, certain acquisition and integration costs, as well as non-cash purchase accounting adjustments associated with the acquisition of ANN INC. ("ANN"), which was completed in Fiscal 2016. A summary of year-over-year changes in these items is presented in the notes to the unaudited condensed consolidated financial information, which are included herein.

Net Sales and Comparable Sales
Net sales for the first quarter of Fiscal 2018 were $1.590 billion compared to $1.678 billion in the year-ago period. The decrease in sales reflected the impact of a 5% comparable sales decline, which was caused primarily by a mid-single digit decline in average selling price, offset in part by double digit transaction growth in our direct channel. The three hurricanes which impacted the southern United States and Puerto Rico during the first quarter negatively impacted our sales by approximately $11 million.

The Company’s sales and comparable sales data for the fiscal first quarter on a brand and segment basis is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		October 28, 2017	October 29, 2016
Ann Taylor	(6)%	$179.1	$188.5
LOFT	(6)%	376.0	390.7
Total Premium Fashion	(6)%	555.1	579.2

maurices	(5)%	265.9	272.2
dressbarn	(10)%	205.4	231.9
Total Value Fashion	(7)%	471.3	504.1

Lane Bryant	(5)%	234.7	245.1
Catherines	(3)%	69.5	72.6
Total Plus Fashion	(4)%	304.2	317.7

Justice (a)	(2)%	259.1	277.4
Total Kids Fashion	(2)%	259.1	277.4

Total Company (a)	(5)%	$1,589.7	$1,678.4

(a) Redemption of vouchers distributed in connection with the 2015 Justice pricing litigation settlement increased Justice and Total Company first quarter comp sales by approximately 200bp and 30bp, respectively.

Gross margin
Gross margin decreased to $965 million, or 60.7% of sales, for the first quarter of Fiscal 2018 compared to $1,014 million, or 60.4% of sales in the year-ago period. Gross margin dollars decreased year-on-year primarily as a result of the decline in comparable sales. Gross margin rate was up 30 basis points as strong rate improvements at our Value Fashion and Kids Fashion segments were mostly offset by declines at our Premium Fashion and Plus Fashion segments. The improvements at Value Fashion reflect lower product cost from internally sourced product, along with the contribution of our re-launched private label credit card program while the increase at Kids Fashion was driven by a lower level of discounting as a result of better product acceptance. The rate decline at our Premium Fashion segment was primarily due to higher levels of discounting as a result of soft product acceptance, while the decline at our Plus Fashion segment was primarily related to markdown timing compared to the year-ago period.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the first quarter of Fiscal 2018 declined 1% to $318 million, or 20.0% of sales, compared to $321 million, or 19.1% of sales in the year-ago period. The decrease in BD&O expenses was primarily due to lower occupancy expenses on a reduced store count, mainly as a result of the previously announced fleet optimization program. Those factors were offset in part by incremental distribution costs associated with the opening of our Riverside, California distribution facility in March 2017. BD&O expenses as a percentage of net sales increased by 90 basis points primarily due to the de-leveraging effect of lower comparable sales.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses for the first quarter of Fiscal 2018 declined 6% to $493 million, or 31.0% of sales, compared to $524 million, or 31.2% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to approximately $35 million in synergies and cost reduction initiatives, mainly due to reductions in headcount and non-merchandise procurement savings. Also contributing to the decrease were lower store variable expenses and lower performance based compensation. SG&A expenses as a percentage of net sales decreased 20 basis points as aggressive cost reductions offset the de-leveraging effect of lower comparable sales.

Operating income
Operating income for the first quarter of Fiscal 2018 was $40 million compared to operating income of $51 million in the year-ago period. The decrease reflects the lower operating results discussed above.

Effective tax rate
For the three months ended October 28, 2017, the Company recorded a tax provision of $7 million on pre-tax income of $14 million. The effective tax rate for the quarter of 51.1% was higher than the statutory tax rate primarily due to a change beginning in the first quarter of Fiscal 2018 in the accounting for the tax effects of share-based compensation payments.

Net income and net earnings per diluted share
The Company reported Net income of $7 million, or $0.03 per diluted share in the first quarter of Fiscal 2018, compared to Net income of $14 million in the year-ago period, or $0.07 per diluted share.

Fiscal First Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the first quarter of Fiscal 2018 with Cash and cash equivalents of $303 million. Of this amount, approximately $240 million was held outside of the U.S.

Inventories
The Company ended the first quarter of Fiscal 2018 with inventory of $744 million, down 8% from $808 million at the end of the year-ago period.

Capital expenditures
Capital expenditures totaled $51 million in the first quarter of Fiscal 2018, primarily to support new capabilities and strategic initiatives.

Debt
The Company ended the first quarter of Fiscal 2018 with total debt of $1.602 billion, which included $1.574 billion remaining on the term loan and $28 million of borrowings outstanding under the Company's revolving credit facility.

Fiscal Year 2018 Second Quarter Outlook

Fiscal year 2018 second quarter non-GAAP loss per share is estimated in the range of $(0.12) to $(0.07), supported by the following assumptions:

- Net sales in the range of $1.62 to $1.66 billion;
- Comparable sales in the range of down 4% to down 6%;
- Gross margin rate in the range of 55.0% to 55.5%;
- Depreciation and amortization expense in the range of $87 to $90 million;
- Operating income in the range of $(15) to $0 million;
- Interest expense of approximately $26 million; and
- Diluted share count of 196 million.

Real Estate

The Company's store information on a brand-by-brand basis for the first quarter is as follows:

	Quarter Ended October 28, 2017
	Store Locations Beginning of Q1	Store Locations Opened	Store Locations Closed	Store Locations End of Q1
Ann Taylor	322	—	(2)	320
LOFT	678	5	(2)	681
maurices	1,005	12	(9)	1,008
dressbarn	779	—	(7)	772
Lane Bryant	764	3	(3)	764
Catherines	359	1	(5)	355
Justice	900	2	(8)	894
Total	4,807	23	(36)	4,794

Conference Call Information

The Company will conduct a conference call today, December 4, 2017, at 4:30 PM Eastern Time to review its first quarter Fiscal 2018 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 4079637. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until December 11, 2017 by dialing (855) 859-2056, the conference ID is 4079637, and until January 4, 2018 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense, and lease-related adjustments. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, non-cash purchase accounting adjustments, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,800 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Corporate Affairs
	(203) 682-8229	(218) 491-2110
	jp@icrinc.com	sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	October 28, 2017	% of Net Sales	October 29, 2016	% of Net Sales
Net sales	$1,589.7	100.0%	$1,678.4	100.0%
Cost of goods sold	(624.6)	(39.3)%	(664.4)	(39.6)%
Gross margin	965.1	60.7%	1,014.0	60.4%
Other costs and expenses:
Buying, distribution and occupancy expenses	(318.1)	(20.0)%	(320.6)	(19.1)%
Selling, general and administrative expenses	(492.8)	(31.0)%	(524.4)	(31.2)%
Acquisition and integration expenses	(2.1)	(0.1)%	(12.0)	(0.7)%
Restructuring and other related charges	(22.2)	(1.4)%	(11.9)	(0.7)%
Depreciation and amortization expense	(90.0)	(5.7)%	(93.9)	(5.6)%
Operating income	39.9	2.5%	51.2	3.1%
Interest expense	(26.6)	(1.7)%	(25.3)	(1.5)%
Interest income and other income (expense), net	0.2	—%	(0.1)	—%
Income before provision for income taxes	13.5	0.8%	25.8	1.5%
Provision for income taxes	(6.9)	(0.4)%	(11.4)	(0.7)%
Net income	$6.6	0.4%	$14.4	0.9%

Net income per common share:
Basic	$0.03		$0.07
Diluted	$0.03		$0.07

Weighted average common shares outstanding:
Basic	195.4		194.4
Diluted	195.4		195.3

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	October 28, 2017	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$303.0	$325.6
Inventories	744.2	639.3
Prepaid expenses and other current assets	203.6	157.4
Total current assets	1,250.8	1,122.3
Property and equipment, net	1,378.8	1,437.6
Goodwill	683.0	683.0
Other intangible assets, net	528.3	532.4
Other assets	60.6	96.2
Total assets	$3,901.5	$3,871.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$425.4	$411.6
Accrued expenses and other current liabilities	359.2	360.0
Deferred income	116.2	121.5
Current portion of long-term debt	21.5	44.0
Total current liabilities	922.3	937.1
Long-term debt, less current portion	1,524.9	1,494.1
Lease-related liabilities	339.3	348.3
Deferred income taxes	98.6	79.3
Other non-current liabilities	185.0	191.7
Total liabilities	3,070.1	3,050.5
Equity	831.4	821.0
Total liabilities and equity	$3,901.5	$3,871.5

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended
	October 28, 2017	October 29, 2016
Net sales:
Premium Fashion	$555.1	$579.2
Value Fashion	471.3	504.1
Plus Fashion	304.2	317.7
Kids Fashion	259.1	277.4
Total net sales	$1,589.7	$1,678.4

	Three Months Ended
	October 28, 2017	October 29, 2016
Operating income:
Premium Fashion (a)	$38.5	$43.6
Value Fashion	10.9	12.1
Plus Fashion	(0.9)	6.2
Kids Fashion	15.7	13.2
Unallocated acquisition and integration expenses	(2.1)	(12.0)
Unallocated restructuring and other related charges	(22.2)	(11.9)
Total operating income	$39.9	$51.2

	Three Months Ended
	October 28, 2017	October 29, 2016
Non-GAAP adjusted operating income:
Premium Fashion (a)	$43.2	$54.6
Value Fashion	10.9	12.1
Plus Fashion	(0.9)	6.2
Kids Fashion	15.7	13.2
Total non-GAAP adjusted operating income	$68.9	$86.1

(a) Operating income includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three months ended October 28, 2017 and October 29, 2016, adjustments of $4.7 and $11.0 million, respectively, primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating income on a GAAP basis to non-GAAP adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation
Fiscal year 2018 will end on August 4, 2018 and will be a 53-week period ("Fiscal 2018") as the Company conforms its fiscal periods to the National Retail Federation calendar. Fiscal year 2017 ended on July 29, 2017 and was a 52-week period (“Fiscal 2017”). The three months ended October 28, 2017 and the three months ended October 29, 2016 are both 13-week periods.

The Company's Premium Fashion segment, which historically has followed the National Retail Federation calendar, will recognize an extra week during the second quarter of Fiscal 2018, consistent with other retail companies already on that calendar. The Company's Value Fashion, Plus Fashion, and Kids Fashion segments will recognize the extra week in the fourth quarter of Fiscal 2018 due to reporting systems constraints.

Note 2. Reconciliation of Non-GAAP Financial Measures

As noted above, the comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, and (iii) non-cash charges associated with purchase accounting adjustments related to the acquisition of ANN's assets and liabilities, primarily reflecting depreciation and amortization expense and lease-related adjustments.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Net sales, BD&O expense, SG&A expense, Operating income, Income tax provision, Net income, Diluted net income per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net income for all periods presented.

	Three Months Ended
	October 28, 2017	October 29, 2016
Net sales - reported GAAP basis	$1,589.7	$1,678.4
Impact of non-cash purchase accounting adjustments (a)	0.1	0.7

Non-GAAP Net sales	$1,589.8	$1,679.1

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended
	October 28, 2017	October 29, 2016
Buying, distribution & occupancy expense - reported GAAP basis	$(318.1)	$(320.6)
Impact of non-cash purchase accounting adjustments (a)	0.1	1.0

Non-GAAP Buying, distribution & occupancy expense	$(318.0)	$(319.6)

	Three Months Ended
	October 28, 2017	October 29, 2016
Selling, general & administrative expense - reported GAAP basis	$(492.8)	$(524.4)
Impact of non-cash purchase accounting adjustments (a)	1.6	1.5

Non-GAAP Selling, general & administrative expense	$(491.2)	$(522.9)

	Three Months Ended
	October 28, 2017	October 29, 2016
Depreciation and amortization expense - reported GAAP basis	$(90.0)	$(93.9)
Impact of non-cash purchase accounting adjustments (a)	2.9	7.8

Non-GAAP Depreciation and amortization expense	$(87.1)	$(86.1)

	Three Months Ended
	October 28, 2017	October 29, 2016
Operating income - reported GAAP basis	$39.9	$51.2
Impact of non-cash purchase accounting adjustments (a)	4.7	11.0
Acquisition and integration expenses (b)	2.1	12.0
Restructuring and other related charges (c)	22.2	11.9

Non-GAAP Operating income	$68.9	$86.1

	Three Months Ended
	October 28, 2017	October 29, 2016
Income tax provision - reported GAAP basis	$(6.9)	$(11.4)
Income tax impact of non-GAAP adjustments (d)	(14.6)	(13.3)

Non-GAAP income tax provision	$(21.5)	$(24.7)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended
	October 28, 2017	October 29, 2016
Net income - reported GAAP basis	$6.6	$14.4
Impact of non-cash purchase accounting adjustments (a)	4.7	11.0
Acquisition and integration expenses (b)	2.1	12.0
Restructuring and other related charges (c)	22.2	11.9
Income tax impact of non-GAAP adjustments (d)	(14.6)	(13.3)

Non-GAAP Net income	$21.0	$36.0

	Three Months Ended
	October 28, 2017	October 29, 2016
Diluted net income per common share - reported GAAP basis	$0.03	$0.07

Per share impact of non-cash purchase accounting adjustments (a)	0.03	0.06
Per share impact of Acquisition and integration related expenses (b)	0.01	0.06
Per share impact of Restructuring and other related charges (c)	0.11	0.06
Per share income tax impact of non-GAAP adjustments (d)	(0.07)	(0.07)

Non-GAAP diluted net income per common share (e)	$0.11	$0.18

	Three Months Ended
	October 28, 2017	October 29, 2016
Adjusted EBITDA	$156.0	$172.2
Impact of non-cash purchase accounting adjustments (a)	(1.8)	(3.2)
Acquisition and other integration expenses (b)	(2.1)	(12.0)
Restructuring and other related charges (c)	(22.2)	(11.9)
Depreciation and amortization expense	(90.0)	(93.9)
Operating income	39.9	51.2
Interest expense	(26.6)	(25.3)
Interest income and other income (expense), net	0.2	(0.1)
Income before provision for income taxes	13.5	25.8
Provision for income taxes	(6.9)	(11.4)
Net income	$6.6	$14.4

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value such as adjustments to depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Amounts recorded in each period presented are as follows:

	Three Months Ended
	October 28, 2017	October 29, 2016
Net sales	$0.1	$0.7
Other operating expenses	1.7	2.5
Depreciation and amortization	2.9	7.8
	$4.7	$11.0

(b) Primarily reflects costs related to the ANN acquisition including severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended
	October 28, 2017	October 29, 2016
Other integration expenses	$2.1	$5.8
Severance and retention	—	2.3
ANN pension settlement	—	3.9
	$2.1	$12.0

(c) Reflects costs incurred under the Company's Change for Growth program including professional fees and other related charges incurred in connection with the identification and implementation of the transformation initiatives associated with the program, severance and retention-related charges incurred under the program and charges related to the previously disclosed Fleet Optimization program. Amounts recorded in each period presented are as follows:

	Three Months Ended
	October 28, 2017	October 29, 2016
Professional fees and other related charges	$17.2	$3.8
Severance and retention	3.9	8.1
Impairment of assets	1.1	—
	$22.2	$11.9

(d) Non-GAAP income tax provision is calculated based on the full year effective tax rate for non-GAAP net income.

(e) Reflects the impact on EPS of using 195.4 and 195.3 million weighted average common shares for both GAAP net income per diluted common share and adjusted net income per diluted common share for the three months ended October 28, 2017 and October 29, 2016, respectively. The number of weighted average basic and diluted common shares for the three months ended October 28, 2017 are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method.